Report of Independent Registered
Public Accounting Firm

To the Shareholders and Board of
Trustees
Delaware Enhanced Global Dividend
and Income Fund

In planning and performing our
audits of the financial statements
of Delaware Enhanced Global
Dividend and Income Fund (the
Trust) as of and for the year ended
November 30, 2007, in accordance
with the standards of the Public
Company Accounting Oversight Board
(United States), we considered the
Trusts internal control over
financial reporting, including
controls over safeguarding
securities, as a basis for
designing our auditing procedures
for the purpose of expressing our
opinion on the financial statements
and to comply with the requirements
of Form N-SAR, but not for the
purpose of expressing an opinion on
the effectiveness of the Trusts
internal control over financial
reporting.  Accordingly, we express
no such opinion.
The management of the Trust is
responsible for establishing and
maintaining effective internal
control over financial reporting.
In fulfilling this responsibility,
estimates and judgments by
management are required to assess
the expected benefits and related
costs of controls. A companys
internal control over financial
reporting is a process designed to
provide reasonable assurance
regarding the reliability of
financial reporting and the
preparation of financial statements
for external purposes in accordance
with generally accepted accounting
principles. A companys internal
control over financial reporting
includes those policies and
procedures that (1) pertain to the
maintenance of records that, in
reasonable detail, accurately and
fairly reflect the transactions and
dispositions of the assets of the
company; (2) provide reasonable
assurance that transactions are
recorded as necessary to permit
preparation of financial statements
in accordance with generally
accepted accounting principles, and
that receipts and expenditures of
the company are being made only in
accordance with authorizations of
management and directors of the
company; and (3) provide reasonable
assurance regarding prevention or
timely detection of unauthorized
acquisition, use or disposition of
a companys assets that could have a
material effect on the financial
statements.
Because of its inherent
limitations, internal control over
financial reporting may not prevent
or detect misstatements. Also,
projections of any evaluation of
effectiveness to future periods are
subject to the risk that controls
may become inadequate because of
changes in conditions, or that the
degree of compliance with the
policies or procedures may
deteriorate.
A deficiency in internal control
over financial reporting exists
when the design or operation of a
control does not allow management
or employees, in the normal course
of performing their assigned
functions, to prevent or detect
misstatements on a timely basis. A
material weakness is a deficiency,
or a combination of deficiencies,
in internal control over financial
reporting, such that there is a
reasonable possibility that a
material misstatement of the
companys annual or interim
financial statements will not be
prevented or detected on a timely
basis.
Our consideration of the Trusts
internal control over financial
reporting was for the limited
purpose described in the first
paragraph and would not necessarily
disclose all deficiencies in
internal control that might be
material weaknesses under standards
established by the Public Company
Accounting Oversight Board (United
States). However, we noted no
deficiencies in the Trusts internal
control over financial reporting
and its operation, including
controls over safeguarding
securities, that we consider to be
a material weakness as defined
above as of November 30, 2007.
This report is intended solely for
the information and use of
management and the Board of
Trustees of the Trust and the
Securities and Exchange Commission
and is not intended to be and
should not be used by anyone other
than these specified parties.



Philadelphia, Pennsylvania
January 22, 2008



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